Exhibit 99.1

Annual Statement for SLC Student Loan Trust 2004-1 for the Year ended December 31, 2004

I. SLC TRUST 2004-01                 Deal Parameters

		Student Portfolio Characteristics	11/23/2004	Activity	12/31/2004
A	i	Portfolio Balance	$1,462,052,963.26	$8,876,106.81	$1,453,176,856.45
	ii	Interest to be Capitalized	$ 4,898,473.58		$ 4,877,337.87
	iii	Total Pool	$1,466,951,436.84		$1,458,054,194.32
	iv	Specified Reserve Account Balance	$ 3,713,868.00		$ 3,721,579.88
	v	Capitalized Interest Account Balance	$ 7,302,491.00		$ 7,317,756.55
	vi	Total Adjusted Pool	$1,477,967,795.84		$1,469,093,530.75

B	i	Portfolio Balance as a Percent of Original Balance	100.00%		99.39%
	ii	Weighted Average Coupon (WAC)	4.255%		4.253%
	iii	Weighted Average Remaining Term	229.77		229.20
	iv	Number of Loans	99,239		98,948
	v	Number of Borrowers	57,499		57,366
	vi	Average Outstanding Principal Balance	$1,462,052,963.26		$1,457,614,909.86

		Notes	CUSIP	Spread	Balance 11/23/2004	Pool Factor 11/23/2004	Balance 01/15/2005	Pool Factor 01/15/2005
C	i	A1 Notes	784423AA3	-0.020%	$119,450,000.00	1.0000000000	$119,450,000.00	1.0000000000
	ii	A2 Notes	784423AB1	0.010%	$247,050,000.00	1.0000000000	$247,050,000.00	1.0000000000
	iii	A3 Notes	784423AC9	0.060%	$153,500,000.00	1.0000000000	$153,500,000.00	1.0000000000
	iv	A4 Notes	784423AD7	0.110%	$269,200,000.00	1.0000000000	$269,200,000.00	1.0000000000
	v	A5 Notes	784423AE5	0.130%	$230,800,000.00	1.0000000000	$230,800,000.00	1.0000000000
	vi	A6 Notes	784423AF2	0.160%	$130,000,000.00	1.0000000000	$130,000,000.00	1.0000000000
	vii	A7 Notes	784423AG0	0.230%	$290,980,000.00	1.0000000000	$290,980,000.00	1.0000000000
	viii	B Notes	784423AH8	0.290%	$ 44,567,000.00	1.0000000000	$ 44,567,000.00	1.0000000000
Total Notes Parity	$1,485,547,000.00 99.49%	$1,485,547,000.00 98.89%

		Reserve Account	11/23/2004	Activity	01/15/2005
D	i	Required Reserve Acc Deposit (%)	0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)	$3,713,868.00	$ -	$3,713,868.00
	iii	Specified Reserve Acct Balance ($)	$3,713,868.00	$ 7,711.88	$3,721,579.88
	iv	Reserve Account Floor Balance ($)	$2,250,000.00	$ -	$2,250,000.00
	v	Current Reserve Acct Balance ($)	$3,713,868.00	$ 7,711.88	$3,721,579.88

		Capitalized Interest Account	11/23/2004	Activity	01/15/2005
E	i	Capitalized Interest Account Balance	$7,302,491.00	$15,265.55	$7,317,756.55

II. SLC TRUST 2004-01                 Distributions

Interest
Class	CUSIP	Quarterly Interest Due	Quarterly Interest Paid	Interest Shortfall	Interest Carryover Due	Interest Carryover Paid	Interest Carryover	Interest Factor	Rate	Next Rate
A1	784423AA3	$ 298,840.81	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.30936%	0.00000%
A2	784423AB1	$ 626,100.46	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.33936%	0.00000%
A3	784423AC9	$ 397,330.66	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.38936%	0.00000%
A4	784423AD7	$ 711,398.69	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.43936%	0.00000%
A5	784423AE5	$ 614,921.98	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.45936%	0.00000%
A6	784423AF2	$ 350,584.87	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.48936%	0.00000%
A7	784423AG0	$ 806,782.79	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.55936%	0.00000%
B	784423AH8	$ 126,465.10	$ -	$ -	$ -	$ -	$ -	0.0000000000	2.61936%	0.00000%
Total	$3,932,425.35	$ -	$ -	$ -	$ -	$ -

CURRENT LIBOR    2.329360%
        NEXT LIBOR    0.000000%

Principal
Class	CUSIP	Quarterly Principal Due	Quarterly Principal Paid	Quarterly Principal Shortfall	Principal Factor
A1	784423AA3	$ -	$ -	$ -	0.0000000000
A2	784423AB1	$ -	$ -	$ -	0.0000000000
A3	784423AC9	$ -	$ -	$ -	0.0000000000
A4	754423AD7	$ -	$ -	$ -	0.0000000000
A5	784423AE5	$ -	$ -	$ -	0.0000000000
A6	784423AF2	$ -	$ -	$ -	0.0000000000
A7	784423AG0	$ -	$ -	$ -	0.0000000000
B	784423AH8	$ -	$ -	$ -	0.0000000000
TOTAL	$ -	$ -	$ -

III. SLC TRUST 2004-01                  Transactions from: 11/23/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$9,921,199.81
	ii	Principal Collections from Guarantor	$27,923.13
	iii	Principal Reimbursements	$23,113.94
	iv	Other System Adjustments	$-
	v	Total Principal Collections	$9,972,236.88

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(96,537.54)
	ii	Capitalized Interest	$(999,592.53)
	iii	Total Non-Cash Principal Activity	$(1,096,130.07)

C	Total Student Loan Principal Activity		$8,876,106.81

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,528,834.22
	ii	Interest Claims Received from Guarantors	$356.75
	iii	Collection Fees/Returned Items	$-
	iv	Late Fee Reimbursements	$40,424.94
	v	Interest Reimbursements	$-
	vi	Other System Adjustments	$-
	vii	Special Allowance Payments	$-
	viii	Subsidy Payments	$-
	ix	Total Interest Collections	$4,569,615.91

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustments	$(5,956,309.27)
	ii	Capitalized Interest	$999,592.53
	iii	Total Non-Cash Interest Adjustments	$(4,956,716.74)

F	Total Student Loan Interest Activity		$(387,100.83)

G	Realized Losses During Collection Period		$-
H	Cumulative Realized Losses to Date		$-

IV. SLC TRUST 2004-01                  Collection Account Activity 11/23/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$6,428,689.33
	ii	Principal Collections from Guarantor	$27,923.13
	iii	Consolidation Principal Payments	$3,515,624.42
	iv	Reimbursements by Seller	$-
	v	Borrower Benefits Reimbursements	$-
	vi	Reimbursements by Servicer	$-
	vii	Re-purchased Principal	$-
	viii	Total Principal Collections	$9,972,236.88

B	Interest Collections
	i	Interest Payments Received	$4,499,240.15
	ii	Interest Claims Received from Guarantors	$356.75
	iii	Consolidation Interest Payments	$29,594.07
	iv	Reimbursements by Seller	$-
	v	Borrower Benefits Reimbursements	$-
	vi	Reimbursements by Servicer	$-
	vii	Re-purchased Interest	$-
	viii	Collection Fees/Returned Items	$-
	ix	Late Fees	$40,424.94
	x	Total Interest Collections	$4,569,615.91

C	Other Reimbursements		$-

D	Reserves in Excess of Reserve Requirement		$(7,711.88)

E	Interest Rate Cap Proceeds		$-

F	Trust Account Investment Income		$35,559.01

G	Administrator Account Investment Income		$-

	TOTAL FUNDS RECEIVED		$14,569,699.92
	LESS FUNDS PREVIOUSLY REMITTED/SET ASIDE:
	i Consolidation Loan Rebate Fees		$2,564,895.23

H	TOTAL AVAILABLE FUNDS		$12,004,804.69

I	Servicing Fees Due for Current Period		$771,096.52

J	Carryover Servicing Fees Due		$-

K	Total Fees Due for Period		$771,096.52

V. SLC TRUST 2004-01                 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%		Principal Amount		%
STATUS	11/23/04	12/31/04	11/23/04	12/31/04	11/23/04	12/31/04	11/23/04	12/31/04	11/23/04	12/31/04
INTERIM
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$ -	$ -	0.000%	0.000%
Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$ -	$ -	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$ -	$ -	0.000%	0.000%

REPAYMENT
Active
Current	4.219%	4.219%	75,990	75,466	76.573%	76.268%	$1,087,408,846.45	$1,075,775,858.03	74.306%	74.029%
31-60 Days Delinquent	4.485%	4.495%	1,849	1,893	1.863%	1.913%	$28,080,991.97	$28,041,718.07	1.946%	1.930%
61-90 Days Delinquent	4.479%	4.453%	856	1,010	0.863%	1.021%	$13,326,983.03	$15,139,258.87	0.965%	1.042%
91-120 Days Delinquent	4.459%	4.432%	598	620	0.603%	0.627%	$9,683,226.71	$9,851,760.71	0.620%	0.678%
> 120 Days Delinquent	4.374%	4.415%	1,054	1,337	1.062%	1.351%	$14,919,546.38	$19,295,223.07	1.078%	1.328%

Deferment
Current	4.279%	4.282%	13,303	12,953	13.405%	13.091%	$203,579,187.90	$198,402,587.46	13.936%	13.653%

Forbearance
Current	4.446%	4.414%	5,587	5,649	5.630%	5.709%	$105,026,257.69	$106,335,072.07	7.142%	7.317%

TOTAL REPAYMENT	4.255%	4.253%	99,237	98,928	99.998%	99.980%	$1,462,025,040.13	$1,452,841,478.28	99.992%	99.977%
Claims in Process	3.625%	4.661%	2	20	0.002%	0.020%	$27,923.13	$335,378.17	0.008%	0.023%
Aged Claims Rejected	0.000%	0.000%	0	0	0.000%	0.000%	$ -	$ -	0.000%	0.000%
GRAND TOTAL	4.255%	4.253%	99,239	98,948	100.000%	100.000%	$1,462,052,963.26	$1,453,176,856.45	100.000%	100.000%

VI. SLC TRUST 2004-01                 Payment History and CPRs

Distribution Date	Actual Pool Balances	Life CPR*	Life Pct of CLR
04-Dec	$ 1,460,750,857.76	-3.17	-56994.16
05-Jan	$ 1,453,176,856.45	-1.15	-6906.45

*  "Since Issued CPR" is based on the current period's ending pool balance calculated against the original pool balance and assuming cutoff date pool date.